EXECUTION COPY

                        SECURITIES PLEDGE AGREEMENT

               SECURITIES PLEDGE AGREEMENT, dated as of June 17, 1996, made by each of the undersigned corporations (each, a "Pledgor" and, collectively, the "Pledgors"), in favor of First Trust of New York, National Association, a National Banking Association, and Ward A. Spooner, not individually but solely as Trustees under the Trust Agreement, dated as of June 17, 1996, as amended (the "Trust Agreement"), among the Pledgors and the Trustees.

               1. Defined Terms. (a) The capitalized terms used herein which are defined in, or by reference in, the Trust
     Agreement referred to above shall have the meanings specified therein.

               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Securities Pledge Agreement shall refer to this Securities Pledge Agreement as a whole and not to any particular provision of this Securities Pledge Agreement.

               2. Pledge. (a) To secure the due and punctual payment of all Senior Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the due and punctual performance of all of the obligations of each of the Obligors contained in the Security Documents, the Senior Secured Instruments and the Trust Agreement, each Pledgor hereby pledges to the Trustees, and hereby grants to the Trustees a security interest in, all of such Pledgor's right, title and interest in and to the following:

               (i) the shares of capital stock set forth on Schedule A hereto and other shares of capital stock pledged hereunder from time to time hereafter pursuant to Section 3(d) hereof (all such shares being herein collectively called the "Pledged Stock");

              (ii)  all Investment Securities;

             (iii) all Cash Equivalents (including, without limitation, any Permitted Book-Entry Securities) and funds held or on deposit from time to time in the Securities
          Accounts; and

              (iv) all Proceeds, except as provided for in Section 4 hereof, of any and all of the foregoing items described in clauses (i) through (iii) above.

     The items described in clauses (i) through (iv) above are herein collectively called the "Pledged Securities".

               (b) Each Pledgor hereby delivers to the Corporate Trustee the stock certificates representing the Pledged Stock pledged by it as set forth on Schedule A hereto, together with related undated stock powers duly executed in blank. Each Pledgor agrees to deliver to the Corporate Trustee related undated stock powers or bond powers, as appropriate, duly executed in blank for the Pledged Securities pledged by it hereunder from time to time hereafter.

               3. After-Acquired Pledged Securities. (a) If, after the date hereof, any Pledgor shall become entitled to receive or shall receive any Investment Securities, such Pledgor agrees to accept the same as the Trustees' agent and to hold the same in trust on behalf of and for the benefit of the Trustees and to deliver the same (except for Instruments which such Pledgor is not required to deliver under subsection 7.10 of the Kmart Credit Agreement and Investment Securities not required to be delivered pursuant to subsection 7.11(d) of the Kmart Credit Agreement) forthwith to the Corporate Trustee in the exact form received, with the appropriate undated powers as provided in Section 2(b) hereof, to be held by the Corporate Trustee as Pledged Securities, subject to the terms of this Securities Pledge Agreement, as additional collateral security for the Senior Secured Obligations.

               (b) If, while this Securities Pledge Agreement is in effect, any Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), or any instrument, certificate or other writing representing or constituting an option or right to acquire securities, whether as an addition to, in substitution of, or in exchange for, any shares of any Pledged Stock, or otherwise (other than shares of stock or instruments or other property of third parties delivered to such Pledgor as collateral for the obligations of such third parties), such Pledgor agrees to accept the same as the Trustees' agent and to hold the same in trust on behalf of and for the benefit of the Trustees and to deliver the same forthwith to the Corporate Trustee in the exact form received, with appropriate undated powers as provided in Section 2(b) hereof, to be held by the Corporate Trustee as Pledged Securities, subject to the terms of this Securities Pledge Agreement, as additional collateral security for the Senior Secured Obligations, and the same shall constitute "Pledged Stock" for all purposes of this Securities Pledge Agreement.

               (c) If, while this Securities Pledge Agreement is in effect, any Pledgor shall become entitled to receive any note, bond, debenture, instrument, stock certificate or any instrument, certificate or other writing representing or constituting an option or right to acquire securities (other than any of the foregoing constituting property of third parties which is delivered to such Pledgor as collateral for the obligations of such third parties), whether as an addition to, in substitution of, or in exchange for any Investment Securities, or in payment of the principal of any Investment Securities, such Pledgor agrees to accept the same on behalf of and for the benefit of the Trustees and to deliver the same (except for Instruments which such Pledgor is not required to deliver under subsection 7.10 of the Kmart Credit Agreement and Investment Securities not required to be delivered pursuant to subsection 7.11(d) of the Kmart Credit Agreement) forthwith to the Corporate Trustee in the exact form received, with appropriate undated powers as provided in
     Section 2(b) hereof, to be held by the Corporate Trustee as Pledged Securities, subject to the terms of this Securities Pledge Agreement, as additional collateral security for the Senior Secured Obligations, and the same shall constitute "Investment Securities" for all purposes of this Securities Pledge Agreement.

               (d) If, after the Effective Date, any Pledgor shall desire to pledge the shares of a Subsidiary which have not previously been pledged hereunder, such Pledgor shall pledge such shares to the Trustees and shall deliver to the Corporate Trustee stock certificates representing all of such shares of capital stock of such Subsidiary, together with appropriate undated powers as provided in Section 2(b) hereof, to be held by the Corporate Trustee as Pledged Securities, subject to the terms of this Securities Pledge Agreement, as additional collateral security for the Senior Secured Obligations.

               (e) Notwithstanding anything to the contrary herein, no Pledgor shall be required to pledge Temporary Cash Equivalent Investments or stock or other equity securities issued by any Person if the stock of such Person does not constitute Pledged Stock on the Effective Date (except to the extent required by the Kmart Credit Agreement) or if, in respect of a Foreign Subsidiary or Foreign Holding Company (as such terms are defined in the Kmart Credit Agreement), the aggregate portion of stock of such Person that is Pledged Stock would exceed 65% of the outstanding Capital Stock of such Person.

               4. Cash Dividends; Exercise of Rights. (a) Unless a Notice of Acceleration is in effect, each Pledgor shall be entitled, except as provided in Section 6 hereof and in Section 9 hereof, to receive all distributions (including, without limitation, dividends and interest payments), in respect of the Pledged Securities and to vote the Pledged Securities and to exercise any and all rights and options included in the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would materially impair the value of the Pledged Securities or be inconsistent with or violate any provision of this Securities Pledge Agreement or the Trust Agreement.

               (b) In order to permit each Pledgor to exercise the powers of voting and/or consent retained by such Pledgor under
     Section 4(a) hereof and to receive such payments as such Pledgor is entitled to receive and retain under said Section, the Trustees shall, if necessary, upon the written request of such Pledgor, from time to time execute and deliver to such Pledgor appropriate proxies and dividend or payment orders. The Trustees shall have no responsibilities for the manner in which any such proxy is exercised or any duty to see to the application of any such payments. In order to permit the Trustees to receive all distributions to which they are entitled under Section 3 hereof and Section 6 hereof, each Pledgor shall, if necessary, from time to time execute and deliver to the Corporate Trustee, upon its request, appropriate dividend or payment orders. If any Pledgor shall not have executed and delivered any such dividend or payment order within three Business Days after it receives a written request from the Corporate Trustee to do so, the Corporate Trustee may execute the same on behalf of such Pledgor. Each Pledgor hereby appoints the Corporate Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

               5. Rights of the Trustee and the Senior Creditors. While a Notice of Acceleration is in effect, without notice to any Pledgor, the Trustees may transfer or register or have registered in the name of the Corporate Trustee or the Corporate Trustees' nominee any and all of the Pledged Securities which are in registerable form. If a Notice of Acceleration is in effect, the Corporate Trustee or its nominee may thereafter, after delivery of notice to the relevant Pledgor, exercise all voting and corporate rights at any meeting of any corporation or other entity issuing any of the Pledged Securities and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if it were the absolute owner thereof, including, without limitation, the rights to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation or other entity issuing any of such shares or upon the exercise by any such issuer or the Corporate Trustee or any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Trustees shall have no duty to exercise and neither the Administrative Agent nor any Senior Creditor shall have any duty to request the exercise of any of the aforesaid rights, privileges or options, and neither the Trustees nor the Administrative Agent nor any Senior Creditor shall be responsible for any failure to do so or delay in so doing.

               6.  Remedies, Rights Upon Acceleration of Senior
     Secured Obligations. (a) If a Notice of Acceleration is in effect:

               (i) The Trustees may at any time, without further notice to any Pledgor, notify Persons whose obligations to any Pledgor have been assigned hereunder that such obligations have been assigned to the Trustees and that payments thereunder or in respect thereof shall be made directly to the Corporate Trustee. If requested by the Trustees, the relevant Pledgor will (at such Pledgor's own expense) so notify such Persons. The Trustees may in their own names or in the name of others communicate with such Persons.

              (ii) All payments received by any Pledgor under or in connection with any of the Pledged Securities shall be held by such Pledgor in trust for the Trustees, shall be segregated from other funds of such Pledgor and shall, forthwith upon receipt by such Pledgor, be turned over to the Corporate Trustee, in the same form as received by such Pledgor (duly indorsed to the Trustees, if required) for deposit in the Collateral Account.

             (iii) Any and all such payments so received by the Trustees (whether from any Pledgor or otherwise) shall be deposited by the Trustees in the Collateral Account and shall be held by the Trustees as part of the Trust Estate. Any Proceeds which are Pledged Securities, when collected, whether consisting of checks, notes, drafts, bills of exchange, money orders, or commercial paper of any kind whatsoever shall be held or deposited in the Collateral Account and held as part of the Trust Estate subject to withdrawal and distribution by the Corporate Trustee as provided in the Trust Agreement.

               (b) If a Notice of Acceleration is in effect, the Trustees may exercise, in addition to all other rights and remedies granted to them in this Securities Pledge Agreement, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Pledgor expressly agrees that in any such event the Trustees, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Securities, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Securities (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Corporate Trustee's offices or elsewhere at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustees or any Senior Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Securities so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived and released. The Trustees shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Collateral Account pursuant to subsection 3.1 of the Trust Agreement. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands against the Trustees, the Administrative Agent or any Senior Creditor arising out of the repossession, retention or sale of the Pledged Securities. Each Pledgor agrees that the Trustees need not give any notice of any sale on a recognized public market or give more than 10 Business Days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to such Pledgor at its address determined pursuant to Section 10 hereof) of the time and place of any other public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

               7. Registration Rights. (a) If the Trustees shall determine to exercise their right to sell any or all of the Pledged Securities pursuant to Section 6 hereof, and if in the opinion of counsel for the Corporate Trustee it is necessary, or if in the reasonable opinion of the Corporate Trustee under applicable law it is advisable, to have the Pledged Securities or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), each relevant Pledgor will use its best efforts to cause the issuers of the Pledged Securities contemplated to be sold, to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at such Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Corporate Trustee, advisable to register the Pledged Securities or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as the Corporate Trustee may deem appropriate to facilitate the sale or other disposition of such Pledged Securities from the date of the first public offering of the Pledged Securities or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Corporate Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act. Each relevant Pledgor agrees to use its best efforts to cause each such issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Corporate Trustee shall designate and to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               (b) Each Pledgor recognizes that the Trustees may be unable to effect a public sale of any or all the Pledged Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not for such reason alone be deemed to have been made in a commercially unreasonable manner. Neither the Trustees nor the Senior Creditors shall be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

               (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale or resales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or resales, all at such Pledgor's expense.

               (d) If the Trustees determine to exercise their right to sell all or any of the Pledged Securities, upon written request, each Pledgor shall from time to time furnish to the Corporate Trustee all such information as the Corporate Trustee may request in order to determine the Pledged Securities which may be sold by such Pledgor as exempt transactions under the Securities Act.

               (e) At the request of the Corporate Trustee, each Pledgor agrees to indemnify and hold harmless, and each relevant Pledgor agrees to use its best efforts to cause the issuer or issuers whose stock or securities are to be sold pursuant to
     Section 6 hereof to agree to indemnify and hold harmless, the Trustees, the Administrative Agent and each Senior Creditor (and any Person controlling any thereof) from and against any loss, liability, claim, damage and reasonable expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Trustees, the Administrative Agent or any Senior Creditor (or any Person controlling any thereof); provided that such Pledgor and any such issuer shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made by, or in reliance upon and in conformity with written information furnished by, the Trustees, the Administrative Agent, any Senior Creditor or any other Person not under the control of such Pledgor.

               8. Possession of Pledged Securities. Subject to the specific requirements of subsection 3(a) and (c) hereof with respect to Instruments, Section 9 hereof with respect to Cash Equivalents and Section 5 of the Trust Agreement, the Corporate Trustee shall hold in its possession all Pledged Securities pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral, except for any documents or instruments which from time to time are certified by the relevant Pledgor to be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented or for the purpose of substituting new Pledged Securities evidencing Pledged Securities then in possession of the Corporate Trustee or as may be required in the administration of a Pledgor's business in the ordinary course (subject to such requirements as the Trustees or any custodian shall reasonably request) and except as otherwise permitted by the Kmart Credit Agreement or the Trust Agreement. The Corporate Trustee may, from time to time, in its sole discretion, appoint one or more agents or nominees (which in no case shall be a Pledgor or an affiliate, employee or agent of a Pledgor) to hold physical custody, for the account of the Corporate Trustee, of any or all Pledged Securities.

               9. Cash Equivalents. (a) On or before the Effective Date and at any time thereafter, the Corporate Trustee shall establish, in the Trustees' name, one or more accounts (individually, a "Securities Account") which may be maintained with the Corporate Trustee or any agent thereof in accordance with Section 9(e) hereof. So long as no Notice of Acceleration is in effect and except as otherwise permitted by the Kmart Credit Agreement or the Trust Agreement, all Pledged Securities which are Cash Equivalents shall be held by the Corporate Trustee or a custodian or other agent of the Corporate Trustee in a Securities Account subject to release upon request by the relevant Pledgor strictly in accordance with Section 9(c) hereof. Upon receipt of a Notice of Acceleration and thereafter so long as such Notice of Acceleration is in effect, the Corporate Trustee shall, at the direction of the Administrative Agent, transfer or cause to be transferred for deposit in the Collateral Account all Cash Equivalents and all funds in the Securities Accounts.

               (b) Unless a Notice of Acceleration is in effect, the purchase, sale or presentation for payment of Cash Equivalents in the Securities Accounts, the receipt by any Pledgor of the proceeds of the sale or collection thereof and any interest paid thereon and the release upon request by any Pledgor of funds or Cash Equivalents on deposit therein shall all occur as provided below in this Section 9(b) and Section 9(c) hereof. To initiate the purchase of Cash Equivalents with funds from time to time on deposit in the Securities Accounts under the control of the Corporate Trustee or a custodian or other agent of the Corporate Trustee, the relevant Pledgor will instruct the Corporate Trustee or such custodian or agent, as the case may be, as to the particulars of such purchase. The Corporate Trustee or such custodian or agent will make arrangements (either directly or through one or more agents) for the purchase of such Cash Equivalents, including the payment of the purchase price thereof in accordance with such instructions. Except as otherwise permitted by the Kmart Credit Agreement, all Cash Equivalents (other than Permitted Book-Entry Securities) purchased by the Corporate Trustee or such custodian or agent, as the case may be, as aforesaid (and all securities (other than Permitted Book-Entry Securities) subject to, together with all confirmations relating to, repurchase agreements) will be delivered to (or, in the case of eurodollar deposits, made in the name of) the Corporate Trustee or such custodian or agent and, subject to the following sentence, held in the Securities Accounts. To initiate the sale or presentation for payment of Cash Equivalents, the relevant Pledgor will instruct the Corporate Trustee or such custodian or agent as to the particulars of such sale or presentation, whereupon the Corporate Trustee or such custodian or agent will make arrangements (either directly or through the appropriate agents) for the sale or presentation of such Cash Equivalents in accordance with such instructions. Funds received by the Corporate Trustee or such custodian or agent on the sale or collection of Cash Equivalents (including interest payable in respect thereof) which are not released pursuant to a request by a Pledgor in accordance with Section 9(c) hereof shall be reinvested by the Corporate Trustee or such custodian or agent in Cash Equivalents in accordance with the instructions of the relevant Pledgor. While a Notice of Acceleration is in effect, no Pledgor shall have the right to give instructions to the Corporate Trustee or such custodian or agent pursuant to this
     Section 9(b). Instructions to the Corporate Trustee or such custodian or agent pursuant to this Section 9(b) may be given in writing, by facsimile, by computer transmission or orally (confirmed in writing).

               (c) So long as no Notice of Acceleration is in effect, each Pledgor may obtain the release to it or its order of funds in any Securities Account on the following terms and conditions:

               (i) Each request by such Pledgor for a release of such funds shall be made to the Corporate Trustee or applicable custodian or agent and the Corporate Trustee or such custodian or agent shall immediately cause such funds to be delivered to the Pledgor.

              (ii) Such Pledgor covenants and agrees that it will not use any funds as to which it requests release for any purpose prohibited under the terms of the Kmart Credit
          Agreement.

             (iii) The Trustees shall have no duty to monitor or investigate the use of proceeds released to such Pledgor pursuant to this Section 9(c).

               (d) Any written or oral request or instructions by any Pledgor pursuant to clause (i) of this Section 9(c) or pursuant to Section 9(b) hereof shall be full authority for and direction to the Corporate Trustee or applicable custodian or agent of the Corporate Trustee to make the requested release or investment, as the case may be, and the Corporate Trustee or applicable custodian or agent of the Corporate Trustee shall promptly do so. The Trustees and their custodians and agents in so doing shall have no liability to any Person.

               (e) The Corporate Trustee shall from time to time appoint, as its agent or agents, one or more Persons (which in no case shall be a Pledgor or an affiliate, employee or agent of a Pledgor) designated by a Pledgor and reasonably acceptable to the Corporate Trustee, located in New York (or such other jurisdictions within the United States as may be designated by a Pledgor) with whom a Securities Account shall be established and maintained. Prior to establishing such a Securities Account, the Person so appointed shall deliver to the Corporate Trustee a writing acknowledging that (i) in opening such Securities Accounts and holding Cash Equivalents therein, such Person is acting as agent of the Corporate Trustee and will conduct transactions in Cash Equivalents in such account in the name of the Corporate Trustee (with any confirmations of such transactions sent by such Person to reflect that fact), and (ii) such Person shall in no event deliver any Cash Equivalents held in such Securities Account to any Pledgor or any affiliate, employee or agent of any Pledgor. The provisions of clause (ii) of this Section 9(e) shall also apply to any Securities Account maintained with the Corporate Trustee.

               (f)  Upon the sale or disposition of any Cash
     Equivalents pursuant to this Section 9, the Trustees' security interest therein (but not in the Proceeds arising from such sale or disposition) shall, without any further action on the part of the Trustees, be released.

               10. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses determined under subsection 7.1 of the Trust Agreement. Where customary and appropriate, communications hereunder relating to the Securities Account may be made by computer transmission.

               11. Severability. Any provision of this Securities Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               12. No Waiver; Cumulative Remedies. Neither the Trustees nor the Senior Creditors shall by any act, delay, omission or otherwise be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Trustees, and then only to the extent therein set forth. A waiver by the Trustees of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustees or the Senior Creditors would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Trustees, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

               13. Waivers; Amendments; Conflicts. None of the terms and provisions of this Securities Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto in accordance with subsection 7.3 of the Trust Agreement. In case of any conflict between the terms of this Securities Pledge Agreement and the Trust Agreement, the terms of the Trust Agreement shall control.

               14. Limitation by Law; Limitation by Contract. (a) All rights, remedies and powers provided by this Securities Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Securities Pledge Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and (subject to Section 11 hereof) to be limited to the extent necessary so that they will not render this Securities Pledge Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law. In addition, and without limiting the generality of the foregoing, (x) if any applicable law restricts the pledging or granting of a security interest in any property or asset of a Pledgor unless one or more consents have been obtained or one or more conditions have been satisfied, then such property or asset shall not be subject to a security interest hereunder and shall not constitute Pledged Securities unless such consents have been obtained and such conditions have been satisfied, and (y) if any applicable law restricts the sale, assignment or other transfer of any interest of a Pledgor in any Pledged Securities unless one or more consents have been obtained or one or more conditions have been satisfied, then no such sale, assignment or other transfer of such interest shall be made hereunder or in connection herewith unless such consents have been obtained and such conditions have been satisfied.

               (b) The security interest granted hereunder shall not extend to any property or asset of any Pledgor to the extent, and only for so long as, such property is subject to another lien or security interest which restricts the granting of additional liens or security interests on such property and such property shall not constitute Pledged Securities; provided that (i) such lien or security interest is permitted pursuant to subsection 8.4(f), (g), (i), (j) or (l) of the Kmart Credit Agreement and
     (ii) the restriction on the granting of additional liens or security interests extends only to the property subject to such lien or security interest and the proceeds thereof.

               (c) If any contract expressly prohibits the granting of a security interest in such contract without consent, then unless such consent has been obtained, such contract shall not be subject to a security interest hereunder and shall not constitute Pledged Securities.

               15. Successors and Assigns. This Securities Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and shall inure to the benefit of the Senior Creditors and their respective successors and assigns and nothing herein or in the Trust Agreement or any other Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Securities Pledge Agreement, the Trust Agreement, any other Security Document or any Collateral.

               16. Termination of Securities Pledge Agreement. This Securities Pledge Agreement, and all of the obligations of each Pledgor hereunder, shall terminate simultaneously with the reversion of the Trust Estate to the Obligors in accordance with subsection 7.10(a) of the Trust Agreement.

               17. Right to Sell. It is agreed that, to the extent permitted by subsections 5.1 and 7.10 of the Trust Agreement with respect to Pledged Securities generally or Section 9 hereof with regard to Cash Equivalents, each Pledgor shall have the right to sell or otherwise dispose of, free and clear of the security interest created hereby, any of the Pledged Securities.

               18. Applicable Law. This Securities Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York, except as required by mandatory provisions of law.

               19. VTA. VTA, Inc., a Delaware corporation, shall be party to this Securities Pledge Agreement solely for the purpose of pledging the items referred to in subsection 7.10(d) of the Kmart Credit Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Securities Pledge Agreement to be executed and delivered (by their duly authorized officers in the case of corporate parties) as of the date first set forth above.

                                   KMART CORPORATION

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   BUILDERS SQUARE, INC.

                                   By:  ____________________________
                                        Name:   Calvin B. Massmann
                                        Title:  Senior Vice President and
                                                Chief Financial Officer

                                   KMART APPAREL SERVICE OF ATLANTA CORP.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   KMART APPAREL SERVICE OF DES PLAINES CORP.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   K-MART APPAREL OF PUERTO RICO CORP.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   KMART HOLDINGS, INC.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   KMART PROPERTIES, INC.

                                   By:  ____________________________
                                        Name:   Gerald T. Tschura
                                        Title:  Vice President

                                   PMB, INC.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   SOURCING AND TECHNICAL SERVICES, INC.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   KMART OVERSEAS CORPORATION

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   JAF, INC.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   VTA, INC.

                                   By:  ____________________________
                                        Name:
                                        Title:

                                   FIRST TRUST OF NEW YORK, NATIONAL
                                   ASSOCIATION, as Corporate Trustee

                                   By:  ___________________________
                                        Name:
                                        Title:

                                   ___________________________________
                                   WARD A. SPOONER, as Individual
                                   Trustee


     Schedule A To
     Securities Pledge Agreement

                               Pledged Shares